Sub-Item 77C
Matters Submitted to a Vote of Security Holders
2-34393, 811-1879

     Shareholder Meeting A Special Meeting of Shareholders of Janus Olympus Fund was held October 30, 2006. At the meeting, the following matter was voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

     Proposal To approve an Agreement and Plan of Reorganization, which provides for the merger of Janus Olympus Fund into Janus Orion Fund.

------------------------- -------------- ------------------------------------------------------------------------
          Fund             Record Date                               Number of Votes
                              Votes
------------------------- -------------- ------------------------------------------------------------------------
------------------------- -------------- ----------------- ----------------- -------------- ---------------------
                                           Affirmative         Against          Abstain
------------------------- -------------- ----------------- ----------------- --------------
------------------------- -------------- ----------------- ----------------- --------------
Janus Olympus Fund   	  2,097,745,581    902,467,391        97,188,116      50,267,895
------------------------- -------------- ----------------- ----------------- --------------
------------------------ -------------------------------------------------- -------------------------------------
         Fund                  Percentage of Total Outstanding Votes                Percentage of Voted
------------------------ -------------------------------------------------- ------------------------------------
------------------------ ------------- ------------ ---------- ------------ -------------- ---------- ----------
                         Affirmative     Against     Abstain    	     Affirmative    Against    Abstain
------------------------ ------------- ------------ ---------- ------------ -------------- ---------- ----------
------------------------ ------------- ------------ ---------- ------------ -------------- ---------- ----------
Janus Olympus Fund         43.02%        4.63%       2.40%                    85.96%        9.25%      4.79%
------------------------ ------------- ------------ ---------- ------------ -------------- ---------- ----------